Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Dave Katz Executive Vice President & Chief Financial Officer Dave.Katz@ccbcc.com (704) 557-4929

Second Quarter 2018 Highlights

Q2 net sales growth of 5.0%, including organic(a) net sales growth of 2.6%.

“While we are pleased with our ability to achieve both top-line volume and revenue growth in a challenging macro-economic environment, we remain keenly focused on improving our overall profitability and reducing our debt. We will continue to invest strategically for all our stakeholders – teammates, customers, consumers, communities and shareowners – with a focus on long-term growth. We are grateful to serve these many partners and we are particularly thankful for all of our Coke Consolidated teammates who deliver our results daily.”

- Frank Harrison

Chairman & CEO

Coca‑Cola Consolidated

Q2 sales volume growth of 1.8%, including organic(a) volume decrease of 0.6%.

Reported basic EPS of ($0.42) in Q2 2018, as compared to $0.68 in Q2 2017.

Gross margin decline of 190 basis points from Q2 2017 driven by higher commodity and transportation costs, a higher contribution of sales from lower-margin acquired territories, and shifting product mix.

Productivity actions implemented in Q2 2018 to drive additional cost savings and margin improvement, with further actions planned for second half of 2018.

Key Results

	Second Quarter				First Half
(in millions, except per share data)	2018	2017	Change	% Change	2018	2017	Change	% Change
Physical case volume	90.1	88.5	1.6	1.8%	168.1	153.7	14.4	9.4%
Net sales	$1,227.2	$1,169.3	$57.9	5.0%	$2,299.3	$2,035.0	$264.3	13.0%
Gross profit	$412.0	$415.2	$(3.2)	-0.8%	$776.9	$747.2	$29.7	4.0%
Gross margin	33.6%	35.5%			33.8%	36.7%
Income (loss) from operations	$19.7	$48.6	$(28.9)	N/M	$0.7	$63.6	$(62.9)	N/M
Basic net income (loss) per share	$(0.42)	$0.68	$(1.10)	N/M	$(1.94)	$0.14	$(2.08)	N/M

Bottle/Can Sales	Second Quarter				First Half
(in millions)	2018	2017	Change	% Change	2018	2017	Change	% Change
Sparkling beverages	$619.1	$607.6	$11.5	1.9%	$1,181.8	$1,087.4	$94.4	8.7%
Still beverages	$404.9	$368.9	$36.0	9.8%	$729.5	$625.0	$104.5	16.7%

(a) The discussion of the second quarter and first half results includes selected non-GAAP financial information, such as “organic” results. Organic net sales and organic sales volume include results from our distribution territories not impacted by acquisition or divestiture activity during 2017. The schedules in this press release reconcile such non-GAAP measures to the most directly comparable GAAP financial measures.

Second Quarter 2018 Review

CHARLOTTE, August 8, 2018 – Coca‑Cola Bottling Co. Consolidated (NASDAQ:COKE) today reported operating results for the second quarter ended July 1, 2018 and the first half of fiscal 2018.

Our Company continued to deliver volume and sales growth during Q2 2018 in the face of challenging commodities and transportation markets. Volume increased to 90.1 million physical cases in Q2 2018, from 88.5 million physical cases in Q2 2017, an increase of 1.8%. Volume for the first half of 2018 was 168.1 million physical cases, reflecting growth of 9.4% over the first half of 2017. Volume growth in the first half of 2018 was driven primarily by territories acquired during 2017. Organic case volume decreased 0.6% in Q2 2018 versus Q2 2017 and organic case volume grew 0.7% for the first half of 2018 over the first half of 2017. We continued to achieve price and mix realization greater than volume growth, driving an increase in net sales of 5.0% and 13.0% for the second quarter and first half of 2018, respectively. Our sales results were driven by growth in both the sparkling and still beverage categories, with sparkling bottle/can sales growing 1.9% and 8.7% and still bottle/can sales growing 9.8% and 16.7% for the second quarter and first half of 2018, respectively. These results were impacted by poor weather in the early part of the second quarter and by the shift of the Easter holiday. The mid-week July 4th holiday also resulted in volume being split between Q2 and Q3 in 2018.

In the second quarter, we began taking pricing actions, which mitigated some of the margin compression we experienced in the first quarter. Gross margin declined 190 basis points to 33.6% in Q2 2018 from 35.5% in Q2 2017. This decline in Q2 2018 versus Q2 2017 reflected a sequential improvement compared to the 440 basis point decline in Q1 2018 versus Q1 2017. The primary drivers of this margin compression, in order of magnitude, are (i) rising commodity costs, (ii) the volume shift to lower-margin still products to meet changing consumer preferences, (iii) newly acquired territories generally are experiencing margins lower than our legacy territories, and (iv) increased transportation costs. During Q2 2018, we implemented customer pricing actions which impacted approximately one-third of our sales volume. Sequential margin improvement (i.e., month by month) during the second quarter provided an early indication of the success of these actions, and additional pricing actions implemented in early Q3 2018 are expected to further improve our gross margin performance. We expect commodity and transportation pressures to continue throughout 2018, and we will continue to assess our pricing strategies in light of these cost pressures.

Selling, delivery and administrative expenses increased by $25.8 million, or 7.0%, in Q2 2018 as compared to Q2 2017, reflecting the increased volume delivered, incremental effort and costs associated with managing two information system platforms and continued costs to integrate recently acquired territories into our overall business. In addition, our new territories generally experience higher operating costs than our legacy territories. During the latter part of the second quarter we took actions to drive additional productivity. Organizational changes required severance and outplacement expenses of $4.8 million during Q2 2018, which we believe will result in annual cost savings of approximately $25 million to $30 million. Further infrastructure cost savings are being evaluated to secure scale advantages and leverage our cost structure against our expanded territories.

Income from operations in Q2 2018 was lower than Q2 2017. We realized operating income of $19.7 million in Q2 2018, as compared to operating income of $48.6 million in Q2 2017. As a result, our first half operating income was $0.7 million, as compared to $63.6 million for the first half of 2017. We are not satisfied with these results, however we believe our system transformation work, our actions-to-date and our ongoing strategic plans will drive improvement in operating income and operating margin performance.

We continue to integrate our acquired territories, manufacturing facilities and related operations. This integration requires investments in people, manufacturing, and distribution infrastructure, which we are carefully balancing with our debt reduction goals. We continue to prioritize our capital investments and estimate an additional $75 million to $95 million in property, plant and equipment purchases in the second half of 2018, however, we will diligently monitor these capital projects against our operating performance and growth needs for the remainder of the year.

During Q2 2018, we incurred expenses relating to our system transformation of $9.8 million, the majority of which were IT-related costs. We anticipate incurring between $20 million and $25 million of system transformation expenses in the second half of 2018. We believe the remaining system transformation work for our new CONA information systems platform is progressing well. We anticipate substantial completion of our technology system work, including the decommissioning of legacy systems, in the second half of 2018 and early 2019, which we believe will enable cost synergies in 2019 and the future.

About Coca‑Cola Bottling Co. Consolidated

Coca‑Cola Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For more than 116 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 65 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coca‑Cola Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coca‑Cola Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coca‑Cola Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2017 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Second Quarter		First Half
(in thousands, except per share data)	2018	2017	2018	2017
Net sales	$1,227,272	$1,169,291	$2,299,336	$2,034,993
Cost of sales	815,295	754,113	1,522,411	1,287,794
Gross profit	411,977	415,178	776,925	747,199
Selling, delivery and administrative expenses	392,298	366,523	776,243	683,594
Income from operations	19,679	48,655	682	63,605
Interest expense, net	12,744	10,440	24,790	19,910
Other expense, net	9,818	26,891	5,308	40,479
Income (loss) before income taxes	(2,883)	11,324	(29,416)	3,216
Income tax expense (benefit)	(135)	3,743	(13,106)	52
Net income (loss)	(2,748)	7,581	(16,310)	3,164
Less: Net income attributable to noncontrolling interest	1,185	1,233	1,808	1,867
Net income (loss) attributable to Coca-Cola Bottling Co. Consolidated	$(3,933)	$6,348	$(18,118)	$1,297

Basic net income (loss) per share based on net income (loss) attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(0.42)	$0.68	$(1.94)	$0.14
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$(0.42)	$0.68	$(1.94)	$0.14
Weighted average number of Class B Common Stock shares outstanding	2,213	2,193	2,206	2,185

Diluted net income (loss) per share based on net income (loss) attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(0.42)	$0.68	$(1.94)	$0.14
Weighted average number of Common Stock shares outstanding – assuming dilution	9,354	9,374	9,347	9,366

Class B Common Stock	$(0.42)	$0.67	$(1.94)	$0.13
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,213	2,233	2,206	2,225

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	July 1, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$19,724	$16,902
Trade accounts receivable, net	449,008	388,416
Accounts receivable, other	93,181	104,956
Inventories	222,073	183,618
Prepaid expenses and other current assets	88,900	100,646
Total current assets	872,886	794,538
Property, plant and equipment, net	1,012,423	1,031,388
Leased property under capital leases, net	26,692	29,837
Other assets	116,091	116,209
Goodwill	170,899	169,316
Other identifiable intangible assets, net	923,997	931,672
Total assets	$3,122,988	$3,072,960

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$8,263	$8,221
Accounts payable and accrued expenses	684,660	631,231
Total current liabilities	692,923	639,452
Deferred income taxes	96,791	112,364
Pension and postretirement benefit obligations and other liabilities	727,727	738,971
Long-term debt and obligations under capital leases	1,162,325	1,123,266
Total liabilities	2,679,766	2,614,053

Equity:
Stockholders’ equity	349,209	366,702
Noncontrolling interest	94,013	92,205
Total liabilities and equity	$3,122,988	$3,072,960

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Half
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(16,310)	$3,164
Depreciation expense and amortization of intangible assets and deferred proceeds, net	93,907	77,047
Deferred income taxes	(16,286)	(24,918)
Proceeds from bottling agreements conversion	-	87,066
Stock compensation expense	1,728	4,577
Fair value adjustment of acquisition related contingent consideration	3,957	28,365
Change in assets and liabilities (exclusive of acquisitions)	(14,790)	1,114
Other	5,036	2,556
Net cash provided by operating activities	57,242	178,971

Cash Flows from Investing Activities:
Acquisition of distribution territories and regional manufacturing facilities related investing activities	8,495	(234,957)
Additions to property, plant and equipment (exclusive of acquisitions)	(85,279)	(79,607)
Other	1,027	(617)
Net cash used in investing activities	(75,757)	(315,181)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility and proceeds from issuance of Senior Notes	340,000	363,000
Payments on Revolving Credit Facility	(297,000)	(190,000)
Cash dividends paid	(4,671)	(4,662)
Payment of acquisition related contingent consideration	(11,263)	(6,556)
Principal payments on capital lease obligations	(4,194)	(3,695)
Debt issuance fees	(1,535)	(213)
Net cash provided by financing activities	21,337	157,874

Net increase in cash during period	2,822	21,664
Cash at beginning of period	16,902	21,850
Cash at end of period	$19,724	$43,514

NON-GAAP FINANCIAL MEASURES(1) The following tables reconcile reported GAAP results to organic/adjusted results (non-GAAP):

	Second Quarter		First Half
(in thousands)	2018	2017	2018	2017
Total bottle/can sales	$1,024,086	$976,578	$1,911,319	$1,712,396
Total other sales	203,186	192,713	388,017	322,597
Total net sales	$1,227,272	$1,169,291	$2,299,336	$2,034,993

Total bottle/can sales	$1,024,086	$976,578	$1,911,319	$1,712,396
Less: Acquisition/divestiture related sales	295,753	266,799	556,596	390,734
Organic net bottle/can sales (non-GAAP)	$728,333	$709,779	$1,354,723	$1,321,662
Increase in organic net bottle/can sales	2.6%		2.5%

	Second Quarter		First Half
(in millions)	2018	2017	2018	2017
Physical case volume	90.1	88.5	168.1	153.7
Less: Acquisition/divestiture related physical case volume	25.9	23.9	48.4	34.8
Organic physical case volume	64.2	64.6	119.7	118.9
Increase (decrease) in organic physical case volume	(0.6)%		0.7%

	Second Quarter 2018
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$1,227,272	$411,977	$19,679	$(2,883)	$(3,933)	$(0.42)
System transformation transactions expenses	-	28	9,871	9,871	7,423	0.80
Workforce optimization expenses	-	-	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	9,143	6,876	0.74
Fair value adjustments for commodity hedges	-	(249)	(296)	(296)	(222)	(0.03)
Other tax adjustment	-	-	-	-	(3,327)	(0.36)
Total reconciling items	-	(221)	14,385	23,528	14,367	1.54
Adjusted results (non-GAAP)	$1,227,272	$411,756	$34,064	$20,645	$10,434	$1.12

	Second Quarter 2017
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,169,291	$415,178	$48,655	$11,324	$6,348	$0.68
System transformation transactions expenses	-	178	11,574	11,574	7,129	0.76
January 2016 system transformation transaction settlement	-	-	-	9,442	5,816	0.62
Fair value adjustment of acquisition related contingent consideration	-	-	-	16,119	9,929	1.06
Fair value adjustments for commodity hedges	-	674	1,187	1,187	731	0.08
Other tax adjustment	-	-	-	-	281	0.04
Total reconciling items	-	852	12,761	38,322	23,886	2.56
Adjusted results (non-GAAP)	$1,169,291	$416,030	$61,416	$49,646	$30,234	$3.24

	First Half 2018
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$2,299,336	$776,925	$682	$(29,416)	$(18,118)	$(1.94)
System transformation transactions expenses	-	227	22,321	22,321	16,785	1.80
Workforce optimization expenses	-	-	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	3,957	2,976	0.32
Amortization of converted distribution rights, net	-	2,231	2,231	2,231	1,678	0.18
Fair value adjustments for commodity hedges	-	2,516	2,671	2,671	2,009	0.21
Other tax adjustment	-	-	-	-	(6,183)	(0.66)
Total reconciling items	-	4,974	32,033	35,990	20,882	2.24
Adjusted results (non-GAAP)	$2,299,336	$781,899	$32,715	$6,574	$2,764	$0.30

	First Half 2017
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$2,034,993	$747,199	$63,605	$3,216	$1,297	$0.14
System transformation transactions expenses	-	266	19,226	19,226	11,843	1.27
January 2016 system transformation transaction settlement	-	-	-	9,442	5,816	0.62
Fair value adjustment of acquisition related contingent consideration	-	-	-	28,365	17,473	1.87
Fair value adjustments for commodity hedges	-	(24)	860	860	530	0.06
Other tax adjustment	-		-	-	(466)	(0.05)
Total reconciling items	-	242	20,086	57,893	35,196	3.77
Adjusted results (non-GAAP)	$2,034,993	$747,441	$83,691	$61,109	$36,493	$3.91

(1)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.